FOR IMMEDIATE RELEASE
OCTOBER 1, 2014

CHESAPEAKE UTILITIES CORPORATION
SELLS BRAVEPOINT, INC. SUBSIDIARY

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake”) announced today that it has sold its BravePoint, Inc. (“BravePoint”) subsidiary, a provider of advanced information technology services and solutions, to Progress Software Corporation (“Progress”) for approximately $12 million in cash, which represents approximately 0.63 times BravePoint’s 2013 revenues. BravePoint’s expertise and solid reputation in the markets it serves makes Progress an excellent strategic fit for BravePoint’s business.

Chesapeake will initially use the proceeds to retire a portion of its short-term debt, but plans to reinvest all of the proceeds in its regulated and unregulated energy businesses within the next 12 months. The transaction will have a significant positive impact on 2014 earnings. It is also expected to have a positive impact on Chesapeake’s earnings in the year 2015 and beyond from the successful redeployment of the proceeds. The redeployment is expected to generate results that exceed the earnings contribution by BravePoint over the last 12 months.

“Chesapeake is committed to continuing the successful execution of its strategic plan by focusing on the growth of its core energy businesses,” said Michael P. McMasters, President and Chief Executive Officer of Chesapeake Utilities Corporation.

About BravePoint, Inc.
Headquartered in Norcross, Georgia, BravePoint, Inc. is a leading provider of consulting, training and application development to a variety of clients worldwide. Since 1987, BravePoint has applied its business experience and technology expertise to improve customers’ profitability and competitiveness through the use of technology. For more information about BravePoint, visit www.bravepoint.com.

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About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy company engaged in natural gas distribution, transmission and marketing; electricity distribution; propane gas distribution and wholesale marketing and other related services. Information about Chesapeake Utilities Corporation and the Chesapeake family of businesses is available at www.chpk.com or through the Company’s IR App. Our IR App can be downloaded for free through the App Store on an iPhone or iPad, or Google Play on an Android mobile device by searching for Chesapeake Utilities Corporation.

About Progress Software Corporation
Progress Software Corporation (NASDAQ:PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

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Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements: Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including the factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

For more information, contact:

Matthew Kim
Vice President and Controller
Chesapeake Utilities Corporation
302.736.7827